Notice of Performance Share Award
Under the
WESCO International, Inc. 1999 Long-Term Incentive Plan
(As Restated May 31, 2017)

Notice is hereby given of an award of Performance Shares under the WESCO International, Inc. 1999 Long-Term Incentive Plan, as restated May 31, 2017, and as further amended (the “Plan”) attached hereto as Exhibit A, subject to the Terms and Conditions attached hereto as Exhibit B.

Grantee:	[ NAME ]

Date of Grant:	[ DATE ]

Award Period:
The three-year period commencing on January 1, 20__ and ending on December 31, 20__, during which the Company’s achievement of the Performance Goals will be measured. Except as specified in Section 4 or Section 8, if the Grantee’s Active Employment is terminated prior to the date the Committee has certified achievement of the Performance Goals, all rights of the Grantee to the Performance Shares as of the date of termination shall terminate immediately and be forfeited in their entirety.

Performance Goals:
The Award of Performance Shares will be based on the Company’s achievement of two Performance Goals for the Award Period: Return on Net Assets (“RONA”) and the three-year average growth rate of the Company’s fully diluted earnings per share (“EPS Growth”). One half (1/2) of the Award shall be based on RONA and the other one-half (1/2) shall be based on EPS Growth.

Performance At	Performance Goals
	RONA (3-year cumulative RONA versus the base year)	EPS Growth (3-year average growth rate)
Maximum	___ basis points	__%
Target	___ basis points	__%
Threshold	___ basis points	__%

Performance Shares:
The number of Performance Shares earned by a Grantee for the Award Period shall be based 50% on the Company’s RONA and 50% on the Company’s EPS Growth, as follows (with interpolated amounts for results between threshold and target and maximum and target levels):

Performance At	Performance Shares
	RONA (50% of total award)	EPS Growth (50% of total award)
Maximum	2x	2x
Target	1x	1x
Threshold	0.5x	0.5x
If the Company’s actual performance is below the Threshold level for a Performance Goal, the Grantee will earn no Performance Shares for that Performance Goal.

“RONA” means the three-year cumulative return on net assets growth versus the base year calculated as follows:

RONA measured as of 12/31/__ – RONA measured as of 12/31/__ = three-year cumulative RONA growth where

RONA measured as of 12/31/__ = 20__ Net income/[[20__ Accounts Receivable + 20__ Inventory – 20__ Accounts Payable] + 20__ Net PP&E]

where

20__ Net Income means Net income attributable to WESCO International, Inc. for the year ended 12/31/__
20__ Accounts Receivable means the average of Trade accounts receivable, net of allowance for doubtful accounts, measured as of the five quarter ending balance sheet dates 12/31/__, 9/30/__, 6/30/__, 3/31/__ and 12/31/__
20__ Inventory means the average of Inventories measured as of the five quarter ending balance sheet dates 12/31/__, 9/30/__, 6/30/__, 3/31/__ and 12/31/__
20__ Accounts Payable means the average of Accounts payable measured as of the five quarter ending balance sheet dates 12/31/__, 9/30/__, 6/30/__, 3/31/__ and 12/31/__
20__ Net PP&E means the average of Property, buildings and equipment, net, measured as of the five quarter ending balance sheet dates 12/31/__, 9/30/__, 6/30/__, 3/31/__ and 12/31/__
and

RONA measured as of 12/31/__ = 20__ Net income/[[20__ Accounts Receivable + 20__ Inventory – 20__ Accounts Payable] + 20__ Net Property, Plant and Equipment]

where

20__ means Net Income attributable to WESCO International, Inc. for the year ended 12/31/__
20__ Accounts Receivable means the average of Trade accounts receivable, net of allowance for doubtful accounts, measured as of the five quarter ending balance sheet dates 12/31/__, 9/30/__, 6/30/__, 3/31/__ and 12/31/__
20__ Inventory means the average of Inventories measured as of the five quarter ending balance sheet dates 12/31/__, 9/30/__, 6/30/__, 3/31/__ and 12/31/__
20__ Accounts Payable means the average of Accounts payable measured as of the five quarter ending balance sheet dates 12/31/__, 9/30/__, 6/30/__, 3/31/__ and 12/31/__
20__ Net PP&E means the average of Property, buildings and equipment, net, measured as of the five quarter ending balance sheet dates 12/31/__, 9/30/__, 6/30/__, 3/31/__ and 12/31/__

Amounts are as reported in the Company’s financial statements in accordance with generally accepted accounting principles or any other accounting reporting system under which the Company is required to report its financial statements (subject to possible exclusions as described below).

“EPS Growth” means the three-year average growth rate of the Company’s fully diluted earnings per share (i.e. diluted earnings per share attributable to WESCO International, Inc.), as reported in the Company’s financial statements in accordance with generally accepted accounting principles or any other accounting reporting system under which the Company is required to report its financial statements (subject to possible exclusions as described below). The methodology for calculating the three-year average EPS Growth rate is as follows:
[[20__ EPS – 20__ EPS]/20__ EPS] x 100 = Year 1 Growth Rate %
[[20__ EPS – 20__ EPS]/20__ EPS] x 100 = Year 2 Growth Rate %
[[20__ EPS – 20__ EPS]/20__ EPS] x 100 = Year 3 Growth Rate %

[Year 1 Growth Rate % + Year 2 Growth Rate % + Year 3 Growth Rate %]/3 = three-year average EPS Growth rate

In calculating RONA and EPS Growth, the Committee may exclude certain items that are not indicative of ongoing results. Examples of items that may be excluded from calculating RONA and EPS Growth include, but are not limited to: “strategic” items (investments, charges or credits related to the high-level strategic direction of the Company, such as restructurings, acquisitions, divestitures, the purchase or sale of equities, and the issuance or payment of debt); “regulatory” items (charges or credits due to changes in tax or accounting rules); “external” items (charges or credits due to external events such as natural disasters); and “other” significant unusual, nonrecurring or rare items (such as charges or credits due to litigation or legal settlements, the disposal of assets or asset impairment).

The Committee shall adjust the Award to reflect a change in corporate capitalization, such as a stock split or dividend, or a corporate transaction, such as any merger of a corporation into another corporation, any consolidation of two or more corporations into another corporation, any separation of the Company or a Subsidiary (including a spinoff or other distribution of stock or property by a corporation), any reorganization of the Company or its Subsidiaries (whether or not such reorganization comes within the definition of such term in Code Section 368), or any partial or complete liquidation by the Company or its Subsidiaries.
Grantee hereby acknowledges receipt of a copy of the Plan attached hereto as Exhibit A and the Performance Share Award Terms and Conditions attached hereto as Exhibit B.
Grantee understands and agrees that the Award is granted subject to and in accordance with the terms of the Plan and the Performance Share Award Terms and Conditions. Grantee further agrees to be bound by the terms of the Plan and the Performance Share Award Terms and Conditions attached hereto.
All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the Plan or the Performance Share Award Terms and Conditions attached.
Attachments:
Exhibit A – WESCO International, Inc. 1999 Long-Term Incentive Plan
Exhibit B – Performance Share Award Terms and Conditions